UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

SOUTHRIDGE TECHNOLOGY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50299	62-0201385
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1404 North Main, Suite 200
Meridian, Idaho 83642

(Address of Principal Executive Offices, including zip code)

(208) 288-5550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.

As previously disclosed on a Current Report on Form 8-K filed by Southridge Technology Group, Inc. (the “Company”) on July 17, 2007 (the “Prior Report”), the Company disclosed the dismissal of Li & Company, PC (“Li & Company”) as the Company’s independent accountants effective July 13, 2007. Subsequent to that disclosure, the Company retained Li & Company to perform a review of the Company’s financial statements for the fiscal quarter ended June 30, 2007; provided that such review shall not include a review of the financial statements of RxElite Holdings, Inc., the Company’s wholly-owned subsidiary (the “Second Quarter Review”). The decision to retain Li & Company to perform the Second Quarter Review was approved by the board of directors of the Company on July 25, 2007.

In connection with the dismissal of Li & Company as disclosed in the Prior Report, the Company retained HJ & Associates, L.L.C (“HJ”) as its new independent registered public accounting firm, effective July 16, 2007, for all auditing and accounting services other than the Second Quarter Review. The appointment of HJ was approved by the Company’s board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHRIDGE TECHNOLOGY GROUP, INC.

Date: July 27, 2007	By:	/s/ Daniel Chen
Daniel Chen
Chief Executive Officer